CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-213154, 333-212585, 333-177591, 333-219016, 333-252956 333-263620, and 333-279501 on Form S-8 and Registration Statement Nos. 333-183961, 333-236258, 333-237962 and 333-267198 on Form S-3 of our reports dated March 3, 2025 relating to the financial statements of Avadel Pharmaceuticals plc and the effectiveness of Avadel Pharmaceuticals plc’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte and Touche LLP
St. Louis, Missouri
March 3, 2025